James Patrick Shea, Esq.                                          EXHIBIT 99.1
Bar # JS - 00405
SHEA & CARLYON, LTD.
233 South Fourth Street, Suite 200
Las Vegas, Nevada 89101
(702) 471-7432

Peter C. Moskowitz, Esq.
New York Bar # PM - 8845
ROBERTS, SHERIDAN & KOTEL
A Professional Corporation
12 E. 49th Street, 30th Floor
New York, NY 10017
(212) 299-8600

Attorneys for Debtor and Debtor-in-Possession

                         UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF NEVADA

------------------------------------------------
                                                :
IN RE: MEDNET, MPC CORP.,                       : Case Nos. BK-97-25800 (LBR)
MEDI-MAIL, INC., AND MEDI-CLAIM, INC.           :           BK-97-25801 (LBR)
                                                :           BK-97-25802 (LBR)
            Debtors.                            : (Jointly Administered Under
                                                :    Case No. 97-25800LBR)
                                                :
------------------------------------------------:   Chapter 11
                                                :
MEDNET, MPC CORP.,                              :
                                                :     ADVERSARY PROCEEDING
                  Plaintiff,                    :     No. 972209 (LBR)
                                                :
            -against-                           :
                                                :
                                                :
MILLER MILOVE & KOB, APC, PROFIT SHARING        :
PLAN & TRUST, B&M FAMILY VENTURES, A            :  ORDER TO CONTINUE TRIAL DATE
PARTNERSHIP, KEVIN ELLIS, FS&J LIMITED          :
PARTNERSHIP, HASSMAN LIMITED PARTNER-           :
SHIP, PEACEGATE ASSOCIATES, L.P. AND            :
OTR/OXFORD TRANSFER & REGISTRAR                 :
AGENCY, INC.                                    :
                                                :
                  Defendants.                   :
                                                :
------------------------------------------------

            WHEREAS, the debtor has requested a short continuance of the trial date and extension of the preliminary injunction because of the unavailability of the debtor's trial counsel due to a death in his family.

            IT IS HEREBY ORDERED as follows:

            1. that the trial of this action is adjourned to April 15, 1998 at 9:30 a.m.; and

            2. that the preliminary injunction is extended to and including the new trial date.

SO ORDERED this 6th day of April, 1998


                                            LINDA B. RIEGLE
                                    ------------------------------
                                    UNITED STATES BANKRUPTCY JUDGE

SUBMITTED BY:

SHEA & CARLYON, LTD.
233 South Fourth Street, Suite 200
Las Vegas, Nevada 89101
(702) 471-7432

ROBERTS, SHERIDAN & KOTEL
A Professional Corporation
12 E. 49th Street, 30th Floor
New York, NY 10017
(212) 299-8600

Attorneys for Debtor and
Debtor-in-Possession

By: /s/ Peter C. Moskowitz
--------------------------
    Peter C. Moskowitz